Exhibit 99.1

For Immediate Release:	For further information, contact:
Patrick Cassidy
ir@mariner-energy.com
(713) 954-5558

Mariner Energy Reports 2010 First Quarter Results
Houston, Texas/May 6, 2010 — For the three-month period ended March 31, 2010, Mariner Energy, Inc. (NYSE: ME) reported net income of $15.3 million, which equates to basic and fully-diluted earnings per share of $0.15. This compares with a net loss of $424.1 million, or $4.77 per basic and fully-diluted share, for the same three-month period in the prior year.
Net production for first quarter 2010 was 5,352 Mboe (thousand barrels of oil equivalent), compared with 4,917 Mboe for first quarter 2009. Total natural gas net production for first quarter 2010 was 20.7 billion cubic feet (Bcf), compared with 22.0 Bcf for the same period in the prior year. Total net oil production for first quarter 2010 was 1.3 million barrels (MMBbls), compared with 1.0 MMBbls for the same period in 2009. Natural gas liquids (NGL) net production for first quarter 2010 was 0.6 MMBbls, compared with 0.3 MMBbls for first quarter 2009.
For first quarter 2010, Mariner’s average realized natural gas price was $5.67 per thousand cubic feet (Mcf) compared with $6.95 per Mcf for the same period in 2009. Mariner’s average realized oil price was $72.31 per barrel (Bbl) for first quarter 2010, compared with $62.81 per Bbl for first quarter 2009. The average realized NGL price was $48.08 per Bbl for first quarter 2010, compared with $23.70 per Bbl for the same period in 2009. Average realized prices reflect settlements during the period under Mariner’s hedging program.
OPERATIONAL UPDATE
Offshore
Mariner drilled five offshore wells in the first quarter 2010, all of which were successful:

			Water Depth
Well Name	Operator	Working Interest	(Ft)	Location
Keathley Canyon 875#1 ST1 (Lucius)	Anadarko	17%	7,125	Deepwater Subsalt
Mississippi Canyon 199#1 (Mandy)	LLOG	35%	2,460	Conventional Deepwater
Mississippi Canyon 199#2 (Mandy)	LLOG	35%	2,465	Conventional Deepwater
South Pass 75 A6ST1	Apache	29%	356	Conventional Shelf
South Pass 75 A11 ST2	Apache	29%	356	Conventional Shelf
Subsequent to the end of first quarter 2010, Mariner drilled three wells offshore, all of which were successful:

			Water Depth
Well Name	Operator	Working Interest	(Ft)	Location
South Marsh Island 11#58	Mariner	100%	73	Conventional Shelf
West Cameron 112 A-2	Mariner	55%	43	Conventional Shelf
De Soto Canyon 4#1 (North Dalmatian)	Murphy	12.5%	5,800	Conventional Deepwater
Onshore
In first quarter 2010, Mariner drilled 32 wells in the Permian Basin, all of which were successful. The company also drilled two wells on other onshore properties, of which one is successful and one is under evaluation. As of March 31, 2010, Mariner has six rigs working on its Permian Basin properties and one on other onshore properties.
About Mariner Energy, Inc.
Mariner Energy is an independent oil and gas exploration, development, and production company headquartered in Houston, Texas, with principal operations in the Permian Basin, Gulf Coast and Gulf of Mexico. For more information about Mariner, visit the company’s website at www.mariner-energy.com.
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MARINER ENERGY, INC.
SELECTED OPERATING DATA
(Unaudited)
Net Production, Realized Pricing and Operating Costs

	Three Months Ended
	March 31,
	2010	2009

Net production:
Natural gas (Bcf)	20.7	22.0
Oil (MMBbls)	1.3	1.0
Natural gas liquids (MMBbls)	0.6	0.3
Total production (Mboe)	5,352	4,917

Realized prices (net of hedging):
Natural gas ($/Mcf)	$5.67	$6.95
Oil ($/Bbl)	72.31	62.81
Natural gas liquids ($/Bbl)	48.08	23.70

Operating costs per Boe:
Lease operating expense	$9.89	$10.86
Severance and ad valorem taxes	1.29	0.72
Transportation expense	1.06	0.93
General and administrative expense	5.15	3.54
Depreciation, depletion and amortization	18.78	19.28

MARINER ENERGY, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	Three Months Ended
	March 31,
	2010	2009
Revenues:
Natural gas sales	$117,512	$153,338
Oil sales	95,639	60,925
Natural gas liquids sales	27,660	6,469
Other revenues	2,302	22,604

Total revenues	243,113	243,336
Cost and Expenses:
Lease operating expense	52,943	53,399
Severance and ad valorem taxes	6,919	3,532
Transportation expense	5,689	4,584
General and administrative expense	27,580	17,411
Depreciation, depletion and amortization	100,503	94,805
Full cost ceiling test impairment	—	704,731
Other miscellaneous expense	2,689	8,009

Total costs and expenses	196,323	886,471

OPERATING INCOME (LOSS)	46,790	(643,135)

Other Income (Expense):
Interest income	135	85
Interest expense, net of capitalized amounts	(20,463)	(14,402)

Income (Loss) before taxes	26,462	(657,452)
(Provision) Benefit for income taxes	(11,199)	233,334

Net income (loss)	$15,263	$(424,118)

Earnings per share:
Net income (loss) per share—basic	$0.15	$(4.77)
Net income (loss) per share—diluted	$0.15	$(4.77)

Weighted average shares outstanding—basic	100,991	88,865
Weighted average shares outstanding—diluted	101,885	88,865

MARINER ENERGY, INC.
CONSOLIDATED BALANCE SHEETS
(In thousands, except share data)
(Unaudited)

	March 31,	December 31,
	2010	2009
Current Assets
Cash and cash equivalents	$10,821	$8,919
Receivables, net of allowances	150,830	148,725
Insurance receivables	9,781	8,452
Derivative financial instruments	40,011	2,239
Intangible assets	19,571	22,615
Prepaid expenses and other	35,810	11,667
Deferred income tax	—	9,704

Total current assets	266,824	212,321
Property and Equipment
Proved oil and gas properties, full-cost method	5,218,933	5,117,273
Unproved properties, not subject to amortization	337,693	292,237

Total oil and gas properties	5,556,626	5,409,510
Other property and equipment	55,976	55,695
Accumulated depreciation, depletion and amortization:
Proved oil and gas properties	(2,975,205)	(2,884,411)
Other property and equipment	(8,948)	(8,235)

Total accumulated depreciation, depletion and amortization	(2,984,153)	(2,892,646)

Total property and equipment, net	2,628,449	2,572,559
Insurance receivables	—	—
Derivative financial instruments	13,080	902
Deferred income tax	—	12,491
Other assets, net of amortization	93,884	68,932

TOTAL ASSETS	$3,002,237	$2,867,205

Current Liabilities
Accounts payable	$7,355	$3,579
Accrued liabilities	158,882	137,206
Accrued capital costs	143,845	140,941
Deferred income tax	5,254	—
Abandonment liability	81,743	54,915
Accrued interest	28,992	8,262
Derivative financial instruments	25,351	27,708

Total current liabilities	451,422	372,611

Long-Term Liabilities
Abandonment liability	340,687	362,972
Deferred income tax	4,998	—
Derivative financial instruments	5,401	15,017
Long-term debt	1,222,204	1,194,850
Other long-term liabilities	36,280	38,800

Total long-term liabilities	1,609,570	1,611,639

Stockholders’ Equity
Common stock, $.0001 par value; 180,000,000 shares authorized; 103,122,652 shares issued and outstanding at March 31, 2010; 180,000,000 shares authorized, 101,806,825 shares issued and outstanding at December 31, 2009	10	10
Additional paid-in capital	1,262,245	1,257,526
Accumulated other comprehensive income/(loss)	12,353	(25,955)
Accumulated deficit	(333,363)	(348,626)

	March 31,	December 31,
	2010	2009
Total stockholders’ equity	941,245	882,955

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$3,002,237	$2,867,205

MARINER ENERGY, INC.
SELECTED CASH FLOW INFORMATION
(In thousands)
(Unaudited)

	Three Months Ended
	March 31,
	2010	2009

Operating cash flow (1)	$131,884	$143,000
Changes in operating assets and liabilities	(18,762)	(17,043)

Net cash provided by operating activities	$113,122	$125,957

Net cash used in investing activities	$(136,048)	$(191,404)

Net cash provided by financing activities	$24,828	$69,535

Increase in cash and cash equivalents	$1,902	$4,088

(1)	See below for reconciliation of this non-GAAP measure.
Important Information Concerning Forward-Looking Statements
This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical facts, that address activities that Mariner assumes, plans, expects, believes, projects, estimates or anticipates (and other similar expressions) will, should or may occur in the future are forward-looking statements. Our forward-looking statements generally are accompanied by words such as “may”, “will”, “estimate”, “project”, “predict”, “believe”, “expect”, “anticipate”, “potential”, “plan”, “goal”, or other words that convey the uncertainty of future events or outcomes. Forward-looking statements provided in this press release are based on Mariner’s current belief based on currently available information as to the outcome and timing of future events and assumptions that Mariner believes are reasonable. Mariner does not undertake to update its guidance, estimates or other forward-looking statements as conditions change or as additional information becomes available. Estimated reserves are related to hydrocarbon prices. Hydrocarbon prices used in estimating reserves may vary significantly from actual future prices. Therefore, volumes of reserves actually recovered may differ significantly from such estimates. Mariner cautions that its forward-looking statements are subject to all of the risks and uncertainties normally incident to the exploration for and development, production and sale of oil and natural gas. These risks include, but are not limited to, price volatility or inflation, environmental risks, drilling and other operating risks, regulatory changes, the uncertainty inherent in estimating future oil and gas production or reserves, and other risks described in Mariner’s latest Annual Report on Form 10-K and other documents filed by Mariner with the Securities and Exchange Commission (SEC). Any of these factors could cause Mariner’s actual results and plans of Mariner to differ materially from those in the forward-looking statements. Investors are urged to read Mariner’s latest Annual Report on Form 10-K and other documents filed by Mariner with the SEC.
“Proved” oil and gas reserves are those that can be estimated with reasonable certainty to be economically and legally producible under existing economic conditions, operating methods and government regulations. “Probable,” “possible” and “non-proved” reserves, reserve “potential” or “upside” or other descriptions of volumes of reserves potentially recoverable involve estimates that by their nature are more speculative than estimates of proved reserves and accordingly are subject to substantially greater risk of actually being realized by Mariner. The SEC generally does not permit a company’s filings with the SEC to include estimates of oil or gas resources other than reserves, and any estimated values of such resources, due to concern that resources other than reserves are too speculative and may be misleading.
This press release does not constitute an offer to sell or a solicitation of an offer to buy any securities of Mariner.

Reconciliation of Non-GAAP Measure: Operating Cash Flow
Operating cash flow (OCF) is not a financial or operating measure under generally accepted accounting principles in the United States of America (GAAP). The table below reconciles OCF to related GAAP information. Mariner believes that OCF is a widely accepted financial indicator that provides additional information about its ability to meet its future requirements for debt service, capital expenditures and working capital, but OCF should not be considered in isolation or as a substitute for net income, operating income, net cash provided by operating activities or any other measure of financial performance presented in accordance with GAAP or as a measure of a company’s profitability or liquidity.

	Three Months Ended
	March 31,
	2010	2009
	(In thousands)
	(Unaudited)

Net cash provided by operating activities	$113,122	$125,957
Less: Changes in operating assets and liabilities	(18,762)	(17,043)

Operating cash flow (non-GAAP)	$131,884	$143,000